EXHIBIT 5.1

PROCOPIO 12544 High Bluff Drive Suite 300 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398

AUSTIN DEL MAR HEIGHTS PHOENIX SAN DIEGO SILICON VALLEY

January 29, 2018

One Stop Systems, Inc.

2235 Enterprise Street #110

Escondido, CA 92029

Re: Registration Statement on Form S-1 (No. 333-222121)

Ladies and Gentlemen:

We have acted as special counsel to One Stop Systems, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance and sale by the Company and the sale by the selling stockholder (the “Selling Stockholder”) identified in the Registration Statement (as defined below) of up to 3,306,250 shares of common stock, $0.0001 par value per share, up to 3,090,625 of which are being offered by the Company (the “Company Shares”) and up to 215,625 of which are being offered by the Selling Stockholder (the “Selling Stockholder Shares” and together with the Company Shares, the “Shares”). The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2017 (Registration No. 333-222121) (as amended, the “Registration Statement”). The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the sale of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In rendering the opinions expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies. We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws.

One Stop Systems, Inc.

January 29, 2018

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	When the Company Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issuance and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company, and the Company Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

2.	The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Procopio, Cory, Hargreaves & Savitch LLP

Procopio, Cory, Hargreaves & Savitch LLP